UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2011

Floridian Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-53589	20-4539279
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
175 Timacuan Boulevard, Lake Mary, Florida		32746
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (407) 321-3233

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FLORIDIAN FINANCIAL GROUP, INC.

FORM 8-K

CURRENT REPORT

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 1, 2011, Floridian Financial Group, Inc. (the “Company”) received notice from Michael V. Kearney, the Executive Vice President and Chief Financial Officer (“CFO”) of the Company, that he has resigned from his position as Executive Vice President and CFO of the Company, effective March 3, 2011.

John D. Waters, 64, a director on the Company’s Board, will serve as interim CFO (principal financial and accounting officer), effective March 3, 2011, while the Company conducts a search for a permanent replacement. Mr. Waters previously served as the Company’s CFO from December 2005 to April 2010 when he retired. Mr. Waters was elected to the Company’s Board in April 2010.

The Company expects to enter into a consulting agreement with Mr. Waters while he serves as the interim Chief Financial Officer of the Company. Under the consulting agreement, Mr. Waters will receive a monthly fee of $11,083.00 and the use of an automobile for commuting from his home to the Company’s Lake Mary, Florida office.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLORIDIAN FINANCIAL GROUP, INC.

Date:	February 7, 2011	By:	/s/ Charlie W. Brinkley, Jr.
Charlie W. Brinkley, Jr.,
Chairman and Chief Executive Officer